UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 31, 2007

Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State of Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

615 North Wabash, Chicago, IL 60611

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code (312) 573-5600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On August 31, 2007, the Compensation Committee of Navigant Consulting, Inc. (the “Company”) approved a modification to the vesting provisions of certain of the restricted stock grants made to Mr. Ben W. Perks. The modification pertains to the vesting date for certain tranches of restricted stock previously granted in connection with Mr. Perks’ annual bonus awards. Specifically, the grants of restricted stock made on each grant date listed below will be amended to provide that the portion of such grant scheduled to vest on the vesting date listed below will vest on such vesting date, regardless of whether Mr. Perks is an employee of the Company:

Grant Date	Vesting Date	Number of Shares
March 1, 2005	March 1, 2008	2,887
March 15, 2006	September 15, 2007	608
March 15, 2006	March 15, 2008	2,892

SIGNATURES

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navigant Consulting, Inc.

Date: September 5, 2007
	By:	/s/ Richard X. Fischer
	Name:	Richard X. Fischer
	Title:	Vice President, General Counsel and Secretary